EXHIBIT 99.1

Finish Line Appoints Scott Hoffman, Executive Vice President, Chief Merchandising Officer

INDIANAPOLIS, Sept. 10, 2012 – The Finish Line, Inc. (NASDAQ: FINL), a leading national retailer of athletic shoes, apparel and accessories, today announced that Scott Hoffman has joined the company as executive vice president, chief merchandising officer.

“I am thrilled to welcome Scott to Finish Line as executive vice president, chief merchandising officer. This appointment is about more than recognizing how much our company has grown. It also signals our whole-hearted commitment to aggressively growing our business,” said Sam Sato, president, Finish Line brand. “Scott will continue to provide the guidance and leadership as we strive to deliver a best-in-class omni-channel customer experience.”

Hoffman has 18 years of industry experience, coming to Finish Line after three years as managing director for Echo Design Group where he was responsible for driving profitable sales growth for the company. Prior to Echo, Hoffman was the Chief Merchandising Officer of Steve and Barry’s. He also held key merchandising posts at Brooks Brothers and A|X Armani Exchange. Earlier in his career, he served as a buyer for Lord and Taylor. Hoffman has a Bachelor’s Degree in Finance from Syracuse University.

About Finish Line

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has 638 stores in malls across the U.S., employing more than 11,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLineUSA.

The company also operates, through a venture with Gart Capital Partners, a Running Specialty Group that includes 19 specialty running shops in seven states and the District of Columbia under The Running Company banner. More information is available at www.run.com.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Contact:
Dianna L. Boyce
Corporate Communications
317-613-6577